EXHIBIT 99.1

On2 Technologies, Inc. Reports Third Quarter 2004 Results

October 28, 2004 (New York, NY). On2 Technologies, Inc., The Duck Corporation, today announced its third quarter 2004 financial results. Revenue was $762,000 for the three months ended September 30, 2004 as compared with $866,000 for the three months ended September 30, 2003, a 12% decrease.

Total Operating Expenses for the three months ended September 30, 2004 were $2,067,000 as compared with $1,467,000 for the three months ended September 30, 2003 a 41% increase. The increase in operating expenses was primarily due to stock-based compensation expenses of $278,000 related to the Company's restricted stock grants, $118,000 in expenses related to due diligence and legal work done on an acquisition that the company elected not to complete, a $125,000 accrual for registration expenses owed to the American Stock Exchange covering issuances of common and preferred stock and warrants issued in prior periods and $125,000 for an uncollectible accounts receivable due from CNK Development, a Korean customer.

"We incurred certain non-routine expenses in the third quarter, specifically the AMEX fee accrual and the fees related to an unconsummated acquisition. Our operating expenses have been under $1.5 million for the last six quarters and we expect expense levels in line with these levels going forward," said Tim Reusing, On2's EVP of Legal and Business Affairs.

Interest and Other Income (Expense) was $388,000 for the three months ended September 30, 2004, as compared with ($21,000) for the three months ended September 30, 2003. Interest and Other Income for the three months ended September 30, 2003 includes $344,000 of unrealized gain, net on marketable securities received as payment pursuant to the company's license agreement with PowerLinx Inc.

As anticipated, the Company had revenue from three significant customers it signed in the second quarter of 2004, including Analog Devices. In addition, in connection with licensing and development work for an existing customer, PowerLinx Inc., the Company received $289,000 in PowerLinx Inc. stock. Cash and securities totaled $3,239,000, which was largely in line with the end of the previous quarter.

"We are pleased with the size of our revenue and other income and the fact that our routine operating expenses stayed in line with prior quarters," said Douglas
A. McIntyre, CEO. "We are also pleased that we have started to receive royalty payments from several of our customers. We have talked previously about attempting to achieve a base of recurring royalties, and we believe that this quarter's results are an early indication that we are making progress towards achieving that goal. We are also happy that we have established a foothold in the video over power line business with PowerLinx Inc. This is obviously being pushed by the FCC and it appears that it will emerge with cable, DSL and satellite as a major transport mechanism for video," he added.

The company will host a conference call and a live webcast regarding its third quarter results at 5:00 p.m. Eastern time on October 28. To access the live webcast, please use the following: http://www.vcall.com/CEPage.asp?ID=89448 The live dial-in and playback information for the conference call is as follows:

     Participant Live Dial-In - Toll-Free: 877-407-9210

     Playback (Digital Replay) Dial-In - Toll-Free DIRECT: 877-660-6853

     Playback Account # Required for Playback Access:   1628

     Playback Conference ID # Required for Playback Access:   120742

     Playback available until:   10.29.2004 at 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at: http://www.on2.com/releases.

About On2 Technologies, The Duck Corporation
On2 Technologies (AMEX: ONT) is a leading technology firm at the forefront of video compression. The Company revolutionized video encoding with the creation of its advanced full-motion, full-screen, video compression and streaming technology (TrueMotion(R) VP3/VP4/VP5/VP6). On2 licenses its high quality video codecs for use in set-top boxes, consumer electronics devices and wireless applications. In addition, On2 offers a suite of products and services, including high-level video encoding, customized technical support, and consulting services. Located in New York City, the Company has an office in Clifton Park, NY, and operations in Cambridge, UK. On2 may be reached at 21 Corporate Drive, Suite 103, Clifton Park, NY 12065 or info@on2.com.

For More Information Contact On2:
Tim Reusing
646-292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our future operating expenses and the potential of receiving royalty payments in the future. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                             On2 Technologies, Inc.
                      Condensed Consolidated Balance Sheets

                                                                    September 30, 2004      December 31, 2003
                                                                    ------------------      -----------------
                                               ASSETS                  (unaudited)
Current assets:
  Cash and cash equivalents                                            $ 2,538,000              $2,963,000
  Marketable equity securities                                         $  701,000
  Accounts receivable, net                                                444,000                  826,000
  Prepaid expenses and other current assets                               180,000                  164,000
                                                                       ----------               ----------

    Total current assets                                                3,863,000                3,953,000

Property and equipment, net                                               112,000                  149,000
Other assets                                                              108,000                   26,000
                                                                       ----------               ----------

    Total assets                                                       $4,083,000               $4,128,000
                                                                       ==========               ==========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
  Accounts payable and accrued expenses                                $  345,000               $  340,000
  Deferred revenue                                                        121,000                   30,000
  Term-loan payable                                                       123,000                   63,000
  Current portion of capital lease obligations                             16,000
                                                                       ----------               ----------

    Total current liabilities                                             605,000                  433,000

Capital lease obligations, net of current portion                          31,000
Convertible debentures, net of discount                                   327,000                  409,000

Commitments and contingencies

Stockholders' equity                                                    3,120,000                3,286,000
                                                                       ----------               ----------

    Total liabilities and stockholders' equity                         $4,083,000               $4,128,000
                                                                       ==========               ==========

                             On2 Technologies, Inc.
                      Consolidated Statements of Operations

                                                              Three months ended September 30,   Nine months ended September 30,
                                                             --------------------------------    -------------------------------
                                                                2004              2003               2004              2003
                                                             ------------      ------------      ------------      ------------
                                                              (unaudited)       (unaudited)       (unaudited)       (unaudited)
Revenues                                                     $    762,000      $    866,000      $  2,926,000      $  2,976,000

Operating expenses
  Cost of revenues (1)                                            399,000           410,000         1,076,000         1,252,000
  Research and development (2)                                    231,000           249,000           679,000           865,000
  Sales and marketing (2)                                         123,000           158,000           354,000           350,000
  General and administrative (2)                                1,091,000           650,000         2,158,000         1,833,000
  Equity based compensation:
   Research and development                                        23,000                --            53,000                --
   Sales and marketing                                              6,000            15,000
   General and administrative                                     194,000                --           455,000                --
                                                             ------------      ------------      ------------      ------------

    Total operating expenses                                    2,067,000         1,467,000         4,790,000         4,300,000
                                                             ------------      ------------      ------------      ------------

    Loss from operations                                       (1,305,000)         (601,000)       (1,864,000)       (1,324,000)

Interest and other income (expense), net                          388,000           (21,000)          289,000            21,000
                                                             ------------      ------------      ------------      ------------

    Loss before provision for income taxes                       (917,000)         (622,000)       (1,575,000)       (1,303,000)

Provision for income taxes                                          3,000             3,000             9,000
                                                             ------------      ------------      ------------      ------------

    Net loss                                                     (917,000)         (625,000)       (1,578,000)       (1,312,000)

Non-cash convertible preferred stock dividend                     228,000           228,000
                                                             ------------      ------------      ------------      ------------

    Net loss attributable to common stockh$l(917,000)        $   (853,000)     $ (1,578,000)     $ (1,540,000)
                                                             ============      ============      ============      ============

Basic and diluted net loss per common share                  $      (0.01)     $      (0.01)     $      (0.02)     $      (0.02)
                                                             ============      ============      ============      ============

Weighted average basic and diluted
common shares outstanding                                      78,587,000        65,339,000        76,673,000        62,678,000
                                                             ============      ============      ============      ============

----------

(1) Includes equity-based compensation of $55,000 and $126,000 for the three and nine months ended September 30, 2004.

(2) Excludes equity-based compensation, which is presented separately for the three and nine months ended September 30, 2004.